EXHIBIT 99.1

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OTCBB: ASPU
October 4, 2012
Aspen Group, Inc.

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Aspen University Snapshot:

— Nationally Recognized & Accredited Online University
— Highly differentiated Graduate University (88%
 Graduate Students*)
 — 2,242 students (end-Q2)
 — Nursing and Business Schools key to future growth
— Offers breadth and depth of academic disciplines
 (Doctorate, Master, Bachelor, Associate, Certificates)
— DOE Title IV Provisional Status
 — Selected G.I. Jobs Military friendly school in 2010-2012
 *Not including part-time students

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— Weak Graduation Rates
— High Tuition Rates
— High Cohort Default Rates
— Reliance on 3rd party lead generation firms which
 drives lower quality students and high enrollment costs
— Nearing Title IV 90/10 Revenue Limit
 Many fear that student debt combined with lack of
 economic benefit is the next great bubble
What Are The Criticisms Of The For-
Profit Education Sector?

Aspen’s Differentiated Business
Model
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 Post-Graduate
   Degree Focus
   (MBA and MSN largest programs)
 $1,050/course   Vertically-Integrated
 (among lowest in sector)   Student Acquisition
     (all internet marketing in-house,
     no use of 3rd party lead gen firms)

Aspen Competitive Advantages:
Graduate Program Focus
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The Aspen Difference - Graduate Focus Delivers
Industry Leading Metrics:
—Exceptional adjunct faculty (67% hold a Doctorate)
—High course completion rates (81%)
—Strong graduation rates (56%)
—Among highest graduate employment rates (91%)
—Among lowest tuition rates in the For-Profit education sector
—Lowest % of Title IV revenues in the sector (7.1%)
—MBA and MS Nursing Programs most popular

  Student Base = 88% Graduate Students*
  *Not including part-time students

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Aspen Competitive Advantages:
Competitors’ Exposure to Title IV 90/10
Rule (Aspen Currently at 7.1%)

Aspen University Cost Comparison
for MBA Program
$12,600

Aspen’s Nursing Program Is An ROI
Story
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Aspen offers RNs the ability to obtain an MSN for less than $20,000:
—RNs begin with 7-course RN-to-MSN Bridge Program ($7,200)
 — Thereby bypassing requirement for BSN degree
—Upon Bridge Program completion, matriculate to 12-course MSN
Program ($10,800)
—Compensation for Nurses is defined state-by-state; studies indicate that
Nurses with an MSN earn between $30K - $90K more annually than RNs

 Aspen MSN Graduates Achieve an ROI on their Academic
 Investment in Less Than 1 Year!
*Not including part-time students

Vertical Integration Marketing
Strategy
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• Work only with internet publishers directly (no use of 3rd party lead gen firms)
 • Average Cost/Lead = $80
 • Cost/Enrollment <$1,250
• All internet advertising campaigns are Aspen branded; primarily advertising MBA and MSN programs - that’s how we’re able to maintain our predominantly graduate student body

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Business Metrics

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Cap Table

Aspen Group, Inc.
Capitalization Table (9/28/12)
	Outstanding	% Total
Shares	54,282,187	86%
Warrants	7,244,854	11%
Options	1,710,000	3%
Fully Diluted Shares	63,237,041	100%
- of which Directors & Officers	12,215,427	19%

Free trading Shares	5,760,000	9%

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Summary

— CEO with record of private to public successes (ICLK,
 ACOM, CKSG)
— Defendable, differentiated and insulated business model
 from current and future legislation and regulations
— Project achieving EBITDA profitability during 2013

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Appendix

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Chairman & CEO Bio Highlights

 Michael Mathews, former CEO - interCLICK, Inc. (Nasdaq:
 ICLK), acquired by Yahoo! last December for $270mm

 —Former President:Europe of AGENCY.COM, 1998-2001 (Nasdaq: ACOM - IPO
 1999)
 —Former Operating Head at CKS Group, 1994 - 1998 (Nasdaq: CKSG - IPO
 1995), sold to US Web for $345mm

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Management Team

— Aspen University
 — Michael Mathews, Chairman and CEO
 — Gerry Williams, Academic President
 — Brad Powers, CMO
 — David Garrity, CFO
 — Angee Siegel, EVP, Marketing